INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Lawyers Title Corporation on Form S-3 of our report dated February 12, 1997 (August 20, 1997 as to Note 10), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
Philadelphia, Pennsylvania
January 30, 1998